Exhibit 4.11
FORM OF
GUARANTEE AGREEMENT
BETWEEN
FIRST NIAGARA FINANCIAL GROUP, INC.,
AS GUARANTOR,
AND
U.S. BANK NATIONAL ASSOCIATION,
AS GUARANTEE TRUSTEE
RELATING TO
FIRST NIAGARA FINANCING TRUST [I/II/III]
DATED AS OF [•]

FIRST NIAGARA FINANCING TRUST [I/II/III]
Certain Sections of this Guarantee Agreement relating
to Sections 310 through 318 of the
Trust Indenture Act of 1939:

Section of
Trust Indenture	Section of
Act Agreement	Guarantee
310 (a)	4.1(a)
(b)	4.1(c), 2.8
(c)	Inapplicable
311 (a)	2.2(b)
(b)	2.2(b)
(c)	Inapplicable
312 (a)	2.2(a)
(b)	2.2(b)
313	2.3
314 (a)	2.4
(b)	Inapplicable
(c)	2.5
(d)	Inapplicable
(e)	1.1, 2.5, 3.2
(f)	2.1, 3.2
315 (a)	3.1(d)
(b)	2.7
(c)	3.1
(d)	1(d)
316 (a)	1.1, 2.6, 5.4
(b)	5.3
(c)	8.2
317 (a)	Inapplicable
(b)	Inapplicable
318 (a)	2.1(b)
(b)	2.1
(c)	2.1(a)

Note:	This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.

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          GUARANTEE AGREEMENT, dated as of [•], executed and delivered by FIRST NIAGARA FINANCIAL GROUP, INC., a Delaware corporation (the “Guarantor”), having its principal office at 726 Exchange Street, Suite 618, Buffalo, NY 14210, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Guarantee Trustee”), having a corporate trust office at 100 Wall Street, New York, NY 10005, for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of First Niagara Financing Trust [I/II/III], a Delaware statutory trust (the “Issuer”).
WITNESSETH:
          WHEREAS, pursuant to an Amended and Restated Declaration of Trust, dated as of [•] (the “Declaration”), among the Guarantor, as Depositor, the Property Trustee (as defined below), the Delaware Trustee (as defined in the Declaration) and the Administrative Trustees named therein and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $[•] aggregate Liquidation Amount (as defined in the Declaration) of its [•]% Trust Preferred Securities (Liquidation Amount $[•] per preferred security) (the “Initial Preferred Securities”), and after the date hereof, the Issuer may issue pursuant to the Declaration additional [•]% Trust Preferred Securities (Liquidation Amount $[•] per preferred security) (the “Additional Preferred Securities,” and together with the Initial Preferred Securities, the “Preferred Securities”) representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;
          WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer’s Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Declaration) of the Guarantor which will be deposited with U.S. Bank National Association, as Property Trustee under the Declaration (the “Property Trustee”), as trust assets; and
          WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement to provide as follows for the benefit of the Holders from time to time of the Preferred Securities:

ARTICLE 1.
INTERPRETATION AND DEFINITIONS
SECTION 1.1. Interpretation.
          For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:
               (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;
               (b) all references to “the Guarantee Agreement” or “this Guarantee Agreement” are to this Guarantee Agreement as modified, supplemented or amended from time to time;
               (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;
               (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;
               (e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision;
               (f) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”
               (g) a reference to the singular includes the plural and vice-versa; and
               (h) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.
SECTION 1.2. Definitions.
          As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer shall not be deemed to be an Affiliate of the Guarantor. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Board of Directors” means either the board of directors of the Guarantor or any executive or other committee duly authorized by the board of directors of the Guarantor to act hereunder.
          “Common Securities” means the securities representing common undivided beneficial interests in the assets of the Issuer.
          “Corporate Trust Office” means the principal corporate trust office of the Guarantee Trustee at the location set forth in the first paragraph of this Guarantee Agreement, or at such other location as the Guarantee Trustee may from time to time designate by written notice to the Guarantor, or the principal corporate trust office of any successor Guarantee Trustee (or such other address as such successor Guarantee Trustee may from time to time designate by written notice to the Guarantor)
          “Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received written notice of such default and shall not have cured such default within 60 days after receipt of such notice.
          “Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the “Redemption Price”), with respect to any Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $[•] per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent that the Issuer shall have funds available therefor at such time and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the “Liquidation Distribution”).
          “Guarantee Trustee” means U.S. Bank National Association, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.
          “Holder” means any “Holder” (as defined in the Declaration) of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor or any Affiliate of the Guarantor.
          “Indenture” means the Subordinated Notes Indenture, dated as of March 16, 2010, between the Guarantor and U.S. Bank National Association, as trustee, pursuant to which the Debenture are issued, as supplemented and amended.
          “List of Holders” has the meaning specified in Section 2.2(a).
          “Majority in Liquidation Amount of the Preferred Securities” means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Preferred Securities issued by the Issuer.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed by the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:
          (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
          (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate are based;
          (c) a statement that each officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.
          “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Guarantor, and who shall be satisfactory to the Guarantee Trustee.
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.
          “Responsible Officer” means, with respect to the Guarantee Trustee, shall mean any officer of the Guarantee Trustee assigned to the Corporate Trust Administration unit (or any successor division or unit) of the Guarantee Trustee located at the Corporate Trust

Office of the Guarantee Trustee, who shall have direct responsibility for the administration of this Guarantee Agreement and, for the purposes of Sections 2.7(a) and 3.1(d)(ii), shall also include any other officer of the Guarantee Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Senior Debt” has the meaning set forth in the Indenture.
          “Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration as in effect on the date hereof.
ARTICLE 2.
TRUST INDENTURE ACT
SECTION 2.1. Trust Indenture Act; Application.
               (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.
               (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.
SECTION 2.2. List of Holders.
               (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (if the Guarantee Trustee is not the securities registrar) (a) semi-annually, on or before June 1 and December 1 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (the “List of Holders”) as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.
               (b) The Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.
SECTION 2.3. Reports by the Guarantee Trustee.
          Not later than March 15 of each year, commencing March 15, [•], the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Guarantor shall promptly notify the Guarantee Trustee when the Preferred Securities are listed on any stock exchange.
SECTION 2.4. Periodic Reports to the Guarantee Trustee.
          The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of documents, reports and information required by said Section 314 to the Guarantee Trustee is for informational purposes only and the Guarantee Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Guarantee Trustee is entitled to rely exclusively on Officers’ Certificates).
SECTION 2.5. Evidence of Compliance with Conditions Precedent.
          The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers’ Certificate. Any opinion of counsel to be given by counsel pursuant to Section 314(c)(2) of the Trust Indenture Act may be given in the form of an Opinion of Counsel.
SECTION 2.6. Events of Default; Waiver.
          The Holders of not less than a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all Preferred Securities, waive any past default or Event of Default and its consequences, except a default or Event of Default in respect of any covenant or provision hereof which cannot be modified or amended without the consent of each Holder. Upon such waiver, any such default or

Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.
SECTION 2.7. Event of Default; Notice.
               (a) If an Event of Default occurs and is continuing and if it is known to the Guarantee Trustee, the Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default or, if later, after the Guarantee Trustee knows of such Event of Default, transmit by mail, first class postage prepaid, to the Holders of all Preferred Securities, notices of all Events of Default, unless such Events of Default have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as its corporate trust committee or a committee of Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
               (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Guarantee Agreement shall have obtained written notice, of such Event of Default at the Corporate Trust Office of the Trustee.
SECTION 2.8. Conflicting Interests.
          The Declaration and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.
ARTICLE 3.
POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE
SECTION 3.1. Powers and Duties of the Guarantee Trustee.
               (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee Agreement shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and succession of title shall be effective upon acceptance of appointment whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

               (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall have the right to enforce this Guarantee Agreement for the benefit of the Holders.
               (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
               (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:
          (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and
          (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);
               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement;
               (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and
               (e) Whether or not expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section 3.1 and Section 3.3.
SECTION 3.2. Certain Rights of Guarantee Trustee.
               (a) Subject to the provisions of Section 3.1:
               (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.
               (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers’ Certificate unless otherwise prescribed herein.
               (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.
               (iv) The Guarantee Trustee may consult with legal counsel of its choice, and the advice or opinion of such legal counsel with respect to legal matters, and any Opinion of Counsel, shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.
               (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee security and indemnity satisfactory to it, against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement pursuant to the last sentence of Section 3.1(c) hereof.
               (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
               (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
               (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received, and (C) shall be fully protected in relying on or acting in accordance with such written instructions.
               (ix) Anything in this Guarantee Agreement notwithstanding, in no event shall the Guarantee Trustee be responsible or liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Guarantee Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.
                    (x) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement of any tax or securities form)(or any rerecording, refilling or re-registration thereof).
                    (xi) The Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.
          No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.
SECTION 3.3. Indemnity.
          The Guarantor agrees to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance of the trusts created by, or administration of, or the transactions contemplated by, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section shall survive the satisfaction and discharge, and the termination for any reason, of this Guarantee Agreement, the satisfaction and discharge of the Declaration and the resignation or removal of the Guarantee Trustee.
SECTION 3.4. Fees and Expenses.
          The Guarantor covenants and agrees to pay to the Guarantee Trustee from time to time, and the Guarantee Trustee shall be entitled to, the fees and expenses agreed in writing between the Guarantor and the Guarantee Trustee (which fees and expenses shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and will further pay or reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Guarantor under this Section 3.4 to compensate the Guarantee Trustee and to pay or reimburse the Guarantee Trustee for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge, and the termination for any reason, of this Agreement, the satisfaction and discharge of the Declaration and the resignation or removal of the Guarantee Trustee.
SECTION 3.5. Not Responsible for Recitals or Issuance of Guarantee
          The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.
ARTICLE 4.
GUARANTEE TRUSTEE
SECTION 4.1. Guarantee Trustee: Eligibility.
               (a) There shall at all times be a Guarantee Trustee which shall:
               (i) not be an Affiliate of the Guarantor; and
               (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
               (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).
               (c) If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.
               (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.
               (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.
               (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed in accordance with this Section 4.2 or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.
               (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.
ARTICLE 5.
GUARANTEE
SECTION 5.1. Guarantee.
          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, except the defense of payment. The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.
SECTION 5.2. Waiver of Notice and Demand.
          The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3. Obligations not Affected.
          The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;
               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;
               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;
               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;
               (e) any invalidity of, or defect or deficiency in, the Preferred Securities;
               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or
               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.
SECTION 5.4. Rights of Holders.
          The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the

Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.
SECTION 5.5. Guarantee of Payment.
          This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Declaration.
SECTION 5.6. Subrogation.
          The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.
SECTION 5.7. Independent Obligations.
          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.
ARTICLE 6.
SUBORDINATION
SECTION 6.1. Subordination.
          The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor to the extent and manner set forth in the

Indenture. The obligations of the Guarantor under this Guarantee Agreement do not constitute Senior Debt. Nothing in this Article 6 shall apply to the claims of, or payments to, the Guarantee Trustee under or pursuant to Sections 3.3 and 3.4.
SECTION 6.2. Pari Passu Guarantees.
          The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with its obligations under (i) the Debentures; (ii) the Indenture to the extent applicable to the Debentures and the Securities (as defined therein) issued thereunder that rank pari passu with the Debentures; and (iii) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.
ARTICLE 7.
TERMINATION
SECTION 7.1. Termination.
          Subject to Sections 3.3 and 3.4 hereof, this Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.
ARTICLE 8.
MISCELLANEOUS
SECTION 8.1. Successors and Assigns.
          All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor’s obligations hereunder, the Guarantor shall not assign its obligations hereunder.
SECTION 8.2. Amendments.
          Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the

Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.
SECTION 8.3. Notices.
          Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:
               (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
Facsimile No.: [•]
Attention: General Counsel
               (b) if given to the Issuer at the Issuer’s address set forth below with a copy to the Guarantee Trustee as set forth below:
First Niagara Financing Trust [I/II/III]
c/o First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, NY 14210
Facsimile No.: [•]
Attention: General Counsel
               (c) if given to the Guarantee Trustee:
U.S. Bank National Association
100 Wall Street
New York, NY 10005
Facsimile No.: [•]
Attention: Corporate Trust Administration Unit
               (d) if given to any Holder, at the address set forth on the books and records of the Issuer.
          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver; provided, however, that, anything herein to the contrary not withstanding, no notice delivered to the Guarantee Trustee shall be deemed to have been given unless and until actually received by the Guarantee Trustee.
SECTION 8.4. Benefit.
          This Guarantee Agreement is solely for the benefit of the Holders and the Guarantee Trustee and is not separately transferable from the Preferred Securities.
SECTION 8.5. Governing Law.
          THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.6. Waiver of Trial by Jury.
          EACH OF THE COMPANY, THE GUARANTEE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 8.7. Force Majeure.
          In no event shall the Guarantee Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, any provision of any law or regulation or any act of any governmental authority, accidents, acts of war or terrorism, sabotage, epidemics, riots, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 8.8. Counterparts.
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
[SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Guarantee Agreement as of the date first above written.

FIRST NIAGARA FINANCIAL GROUP, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Guarantee Trustee
By:
Name:
Title:

[Signature Page to Guarantee Agreement]